SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

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     |X| Soliciting Material Under Rule 14a-12


                                  Voxware, Inc.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

PRESS & MARKETING CONTACT:                           INVESTOR CONTACT:

Janet Hoffner                                        Nicholas Narlis
Investor Relations                                   Senior Vice President & CFO
Voxware, Inc.                                        Voxware, Inc.
609-514-4100 x4126                                   609-514-4100 x4111

                    VOXWARE ANNOUNCES $5.6 MILLION FINANCING

PRINCETON, N.J., APRIL 18, 2003 - Voxware, Inc. (OTC: VOXW), a leading supplier of voice-based solutions for logistics, announced today the signing of a private financing commitment of $5.6 million led by Edison Venture Fund of Lawrenceville, NJ and Cross Atlantic Capital Partners of Radnor, PA.

Closing of this financing is subject to and contingent upon, among other things, customary closing conditions and the approval of the recapitalization of the Company's capital stock, to be voted on by common stockholders at the Company's Annual Meeting of Stockholders.

Investors have agreed to purchase a total of 373,333,333 shares of Series D Convertible Preferred Stock, which shares are initially convertible into 373,333,333 shares of common stock. The Series D Convertible Preferred Stock will have a 7% dividend payable in cash or equity, and will be convertible into Voxware common stock at an initial conversion ratio of one share of common stock for each share of Series D Convertible Preferred Stock. The Company also has agreed to issue to investors warrants to purchase up to 18,666,667 shares of common stock, which warrants will be exercisable in the event that the Company does not comply with certain registration requirements with respect to one or more registration statements to be filed with the Securities and Exchange Commission. In addition, the Company has agreed to issue to its financial advisor warrants to purchase up to 9,333,333 shares of common stock. Finally, warrants to purchase up to 93,333,333 additional shares of Series D Convertible Preferred Stock will be issued to investors, which warrants will be exercisable based on the future financial results of the Company. Such common stock warrants and preferred stock warrants will expire 10 years from the date of their issuance and will have exercise prices of $0.015 per share and $0.001 per share, respectively.

As part of the transaction, the holders of the Company's 10% convertible debentures issued on October 2, 2002 which are due on July 1, 2003 have agreed to exchange all of such debentures for an aggregate of 20,000,000 shares of Series D Convertible Preferred Stock. Simultaneously with the closing, the Company will also pay the debenture holders, in cash, the amount of all interest accrued on the debentures, through the closing date. Additionally, all outside holders of equity interests in Voxware Europe have agreed to exchange all such equity interests for an aggregate of 30,000,000 shares of Series D Convertible Preferred Stock and up to 15,000,000 additional shares of Series D Convertible Preferred Stock if Voxware's European joint venture exceeds certain sales milestones in 2003.

As part of the transaction, the holders of the Company's Series C Convertible Preferred Stock have agreed to exchange such shares and certain outstanding common stock warrants for an aggregate of 61,933,934 shares of Series D Convertible Preferred Stock.

As part of the transaction, the Company and Castle Creek Technology Partners, LLC have executed a Settlement Agreement pursuant to which the lawsuit filed by Castle Creek against the Company in the United States District Court for the District of Delaware with respect to the Company's failure to redeem its Series B Convertible Preferred Stock will be dismissed upon the consummation of the financing and payment to Castle Creek of the consideration described in the applicable Exchange Agreement.

It is anticipated that the net proceeds from the financing will be used for sales and marketing initiatives, research and development activities, general corporate administration and overhead expenses, and repayment of debt. $650,000 of the proceeds will be used to compensate the holder of the Company's Series B Convertible Preferred Stock for relinquishing, at closing, certain rights and preferences currently held by such stockholder.

The offer, sale and issuance to the investors of the shares of preferred stock, the common stock warrants, the preferred stock warrants and the shares of common stock and preferred stock issuable upon the conversion or exercise thereof have not been and will not be registered under the Securities Act of 1933, as amended, and, unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

The Company is required to register for resale by the investors the common stock issuable upon conversion of the Series D Convertible Preferred Stock and upon exercise of the common stock warrants under the Securities Act of 1933, as amended.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

IMPORTANT INFORMATION AND WHERE TO FIND IT:

Voxware, Inc. plans to file a proxy statement with the Securities and Exchange Commission relating to its Annual Meeting of Stockholders and the financing described in this release. Investors and stockholders are urged to read the proxy statement when it becomes available, because it will contain important information about Voxware, the financing described in this release and related and other matters. When the proxy statement is completed, Voxware plans to send it to its stockholders to seek their approval of the financing described in this press release and such other matters as are set forth in the proxy statement for their approval. A copy of the proxy statement (when it is filed) and other documents filed by Voxware with the SEC are available for free at the SEC's web site at http://www.sec.gov. Voxware's stockholders may also obtain the proxy statement and other documents without charge by directing a request to Voxware, Inc., Attention: Nicholas Narlis, 168 Franklin Corner Road, Lawrenceville, New Jersey 08648, Telephone: (609) 514-4100.

Voxware  and  its  directors  and  executive   officers  may  be  deemed  to  be
participants in the solicitation of proxies from Voxware's stockholders to authorize the financing. Information regarding Voxware's directors and executive officers is contained in Voxware's Annual Report on Form 10-K filed with the SEC on October 15, 2002. As of April 15, 2003, Voxware's directors and executive officers beneficially owned approximately (i) 1,585,619 shares (including issued and outstanding shares and shares underlying exercisable options and options that will become exercisable within 60 days of April 15, 2003) of Voxware's Common Stock, (ii) 205 shares of Voxware's Series C Convertible Preferred Stock (convertible into 1,633,466 shares of Voxware's Common Stock), and (iii) warrants to purchase 653,386 shares of Voxware's Common Stock at a per share exercise price of $0.1255.

The following holders of (i) 10% convertible debentures issued by Voxware on October 2, 2002 which are due on July 1, 2003 and/or (ii) equity interests in Voxware Europe may be deemed to be participants in the solicitation: Creafund NV, Avvision BVBA, Eurl Val D'Auso, Wim Deneweth and BVBA Com(2)Wizards. The aggregate principal amount of such debentures is (euro)300.699,32.

The following holders of the Company's Series C Convertible Preferred Stock may be deemed to be participants in the solicitation: Mukesh Agarwal, Michael Ettinger, Yildiray Albayrak, Kenneth M. Finkel, Mark Wentworth Foster-Brown, William H. B. Hamill, Juergen C. H. Lemmermann, Sherri L. Meade, David B. Levi, Nicholas Narlis, Elliot S. Schwartz, Donald H. Siegel, Raymond E. Tropiano and Scott D. Turban. There are currently 1,795 shares of Series C Convertible Preferred Stock issued and outstanding.


                                     *******

This news release contains forward-looking statements. Such statements are subject to certain factors that may cause Voxware's plans to differ or results to vary from those expected including the risks associated with: Voxware's need to introduce new and enhanced products and services in order to increase market penetration; the obsolescence of its products and services due to technological change; Voxware's need to attract and retain key management and other personnel with experience in providing integrated voice-based solutions for e-logistics, specializing in the supply chain sector; the potential for substantial fluctuations in Voxware's results of operations; competition from others; Voxware's evolving distribution strategy and dependence on its distribution channels; the potential that speech products will not be widely accepted; Voxware's need for additional capital; the failure to consummate the financing described in this press release or to otherwise obtain adequate financing; and a variety of other risks set forth from time to time in Voxware's filings with the Securities and Exchange Commission. Voxware undertakes no obligation to publicly update any of these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected results.


            Voxware(R), VoiceLogistics(TM), VISE(TM), VoxBrowser(TM), VoxServer(TM), VoxXchange(TM) and VoxSort(TM) are trademarks of Voxware, Inc.